Exhibit 99.1

           GSI LUMONICS PRE-ANNOUNCES ESTIMATES FOR FIRST QUARTER 2005

    BILLERICA, Mass., April 20 /PRNewswire-FirstCall/ -- GSI Lumonics (Nasdaq:
GSLI and TSX: GSI) announced today that it anticipates revenues of approximately $64 million for the first quarter of 2005 compared to $74.9 million for the same quarter in 2004, a decrease of 15%. Margins were negatively impacted by lower volume and non-recurring expenses in the quarter. The major decline in revenues is in the Systems business segment, which supplies capital equipment to the semiconductor industry. Most of the non- recurring expenses are related to severance payments, unexpected customs charges in Europe and inventory adjustments. Net income is expected to be approximately breakeven for the quarter.

    The Company will announce its first quarter, 2005 financial results on Thursday, April 28, 2005 at 4 p.m. Eastern Time over PR Newswire (US and Canadian distribution)

    Following the announcement, GSI Lumonics will host a conference call for investors at 6:00 p.m. Eastern Time. To participate, call 800-591-6942 (within the US and Canada) and 617-614-4909 (for international callers) no earlier than 5:50 p.m. Eastern Time and no later than 5:55 p.m. Eastern Time and identify yourself to the operator with the participant code of 10112209. A replay of the call will be available one hour after the call ends to midnight, May 5, 2005 by dialing 888-286-8010 (within the US and Canada) or 617-801-6888 (for international callers). The access code is 36333377.

    The conference call also will be broadcast live over the Internet in listen-only mode. For live webcasting, go to: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=75037&eventID=1020123 at least 15 minutes prior to the call in order to register, download and install any necessary software. The call will be archived on the above web site until midnight, May 5, 2005.

    GSI Lumonics supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Lumonics' common shares are listed on Nasdaq (GSLI) and The Toronto Stock Exchange (GSI). The Company's web site address is http://www.gsilumonics.com.

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward- looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward- looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    For more information contact:

     Investor Relations, 613-224-4868, Ann Dempsey, (ext. 2#)

SOURCE  GSI Lumonics

    -0-                             04/20/2005
    /CONTACT: Ann Dempsey, Investor Relations of GSI Lumonics,
+1-613-224-4868, ext. 2#/
    /Company News On-Call: http://www.prnewswire.com/comp/107189.html/ /Web site: http://www.gsilumonics.com